UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2016 (August 17, 2016)

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 17, 2016, Western Digital Corporation, a Delaware corporation (“Western Digital”) entered into an amendment agreement (“Amendment No. 1”) among Western Digital, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Agent”), the lenders party thereto and the other loan parties party thereto.

Amendment No. 1 amends the Loan Agreement dated as of April 29, 2016 (the “Loan Agreement”) among Western Digital and the Agent to provide for, among other things, (i) a replacement of all outstanding U.S. dollar-denominated term B loans (the “Existing USD Term B Loans”) with new U.S.-dollar denominated term B loans (the “Refinanced USD Term B Loans”) in a principal amount of $3,000 million dollars, (ii) a reduction of the interest rate margin applicable to such loans from 5.50% to 3.75%, with respect to LIBOR borrowings (with 0.75% LIBOR floor unchanged), and from 4.50% to 2.75%, with respect to base rate borrowings and (iii) a prepayment premium of 1.00% in connection with any repricing transaction with respect to the Refinanced USD Term B Loans within six months of the closing date. Immediately prior to the transaction, Western Digital voluntarily prepaid $750 million of Existing USD Term B Loans.

The Refinanced USD Term B Loans amortize in equal quarterly installments of 0.25% of the original principal amount thereof, with the balance payable on the date that is seven years after the date of the Loan Agreement, and are otherwise the same as the Existing USD Term B Loans. The Refinanced USD Term B Loans are unconditionally guaranteed by each of the guarantors under the Loan Agreement and are secured on a first-priority basis (subject to permitted liens) by a lien on the same collateral securing the other loans under the Loan Agreement.

The foregoing description of Amendment No. 1 is not intended to be complete and is qualified in its entirety by reference to Amendment No. 1, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above regarding Amendment No. 1 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

Incorporated by reference is a press release issued by Western Digital on August 18, 2016, which is attached hereto as Exhibit 99.1. The press release is furnished and not filed, pursuant to Instruction B.2 of Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Pursuant to the rules and regulations of the Securities and Exchange Commission, Western Digital has filed certain agreements as exhibits to this Current Report on Form 8-K. These agreements may contain representations and warranties by the parties. These representations and warranties have been made solely for the benefit of the other party or parties to such agreements and (i) may have been qualified by disclosure made to such other party or parties, (ii) were made only as of the date of such agreements or such other date(s) as may be specified in such agreements and are subject to more recent developments, which may not be fully reflected in Western Digital’s public disclosure, (iii) may reflect the allocation of risk among the parties to such agreements and (iv) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations and warranties may not describe Western Digital’s actual state of affairs at the date hereof and should not be relied upon.

Exhibit No.	Description

10.1	Amendment No. 1 dated as of August 17, 2016 to the Loan Agreement dated as of April 29, 2016, by and among Western Digital Corporation, JPMorgan Chase Bank, N.A. as administrative agent and collateral agent, the lenders party thereto and the other loan parties party thereto.

99.1	Press Release of Western Digital, dated August 18, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation

Date: August 18, 2016	By:	/s/ Michael C. Ray
Michael C. Ray
Executive Vice President, Chief Legal Officer and Secretary